Exhibit 1.2

PLACEMENT AGREEMENT

[•], 2004

PIPER JAFFRAY & CO.

Piper Jaffray Tower

222 South Ninth Street

Minneapolis, MN 55402

Ladies/Gentlemen:

1. General. ViroPharma Incorporated, a Delaware corporation (the “Company”), proposes to offer to the public for cash (the “New Money Offering”) up to $25,000,000 aggregate principal amount of 6.0% Convertible Senior Plus Cash NotesSM due 2009 (the “Plus Cash Notes”) that are convertible into common stock, par value $0.002 per share (the “Shares”) of the Company.

In the event indications of interest are submitted for more than $25,000,000 aggregate principal amount in the New Money Offering, the additional Plus Cash Notes will be allocated at the discretion of the Placement Agent (as defined below) based on the amount of each person’s indication in the New Money Offering. The Plus Cash Notes issued in the New Money Offering are to be issued pursuant to an Indenture, dated as of [•], 2004, as amended or modified from time to time (the “Indenture”), between the Company, and U.S. Bank National Association, as trustee (the “Trustee”). Capitalized terms used herein without definition shall have their respective meanings set forth in or pursuant to the Registration Statement (as defined herein), notwithstanding that such terms as used herein are not capitalized in the Registration Statement.

2. Appointment as Agent. By this Placement Agreement (the “Agreement”), the Company hereby engages and appoints you as exclusive Placement Agent (the “Placement Agent”) for the New Money Offering and authorizes you to act as such in connection with the New Money Offering.

(a) Subject to the terms and conditions stated herein, the Company hereby agrees that the Plus Cash Notes to be issued in the New Money Offering will be sold exclusively through the Placement Agent. The Company and Placement Agent agree that the Placement Agent may allow, and dealers may reallow, a discount not in excess of [•]% per Plus Cash Note in connection with the sale of Plus Cash Notes in the New Money Offering. The Placement Agent agrees to use its best efforts to obtain purchases for the Plus Cash Notes at a price of $1,000 per additional Plus Cash Note or any integral multiple of $1,000.

(b) The Company shall not sell or approve the solicitation of offers for the purchase of Plus Cash Notes in excess of the amount which shall be authorized by the Company or in excess of the aggregate offering price of the Plus Cash Notes registered pursuant to the Registration Statement.

As Placement Agent you agree, in accordance with your customary practice, to use best efforts to perform in connection with the New Money Offering those services as are customarily performed by investment banking concerns in connection with similar offers, including, without limitation, soliciting from individuals and institutions the purchase of the Plus Cash Notes pursuant to and in accordance with the terms and conditions of the New Money Offering. You shall act as an independent contractor in connection with the New Money Offering with duties solely to the Company. The Company hereby authorizes the Placement Agent and/or one or more registered brokers or dealers chosen by the Placement Agent, to act as the Company’s agent in making the New Money Offering to residents of any jurisdiction in which such agent designation may be necessary to comply with applicable law. Nothing in this Agreement shall constitute the Placement Agent a partner or joint venturer with the Company or its subsidiary, VCO, Incorporated (“subsidiary”). On the basis of the representations and warranties and agreements of the Company contained herein and subject to and in accordance with the terms and conditions hereof, the Placement Agent agrees to act in such capacity.

3. Registration Statement, Prospectus and Offering Materials. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), the Trust Indenture Act of 1939, as amended (the “TIA”), and applicable rules and regulations (the “Rules and Regulations”) of the Commission under the Securities Act, the TIA and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form S-3 (File No. 333-113791) and the amendments thereto including a Prospectus (as defined below), covering the registration of the offer and sale of the Plus Cash Notes; the Shares issuable upon conversion of the Plus Cash Notes issued in the New Money Offering; the Shares that may be issued solely at the Company’s option as payment of interest (including any Make-Whole Payment) on the Plus Cash Notes issued in the New Money Offering; and the Shares issuable solely at the Company’s option as payment of the Plus Cash Amount. The term “Registration Statement” as used in this Agreement shall mean such registration statement, including financial statements, schedules and exhibits, in the form in which it becomes effective and, in the event of any amendment thereto or the filing of any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations relating thereto after the effective date of such registration statement, shall also mean (from and after the effectiveness of such amendment or the filing of such abbreviated registration statement) such registration statement as so amended, together with any such abbreviated registration statement. The term “Prospectus” as used in this Agreement shall mean the final prospectus included in the Registration Statement. Notwithstanding the foregoing, if any revised prospectus shall be provided to you by the Company for use in connection with the New Money Offering that differs from the prospectus referred to in the immediately preceding sentence (whether or not such revised prospectus is required to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations), the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to you for such use. Any reference to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of the Registration Statement or the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Rules and Regulations of the Commission thereunder, which, upon filing, are incorporated by reference therein, as required by Item 12 of Form S-3. As used in this Agreement, the term “Incorporated Documents” means the documents which at the time are incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto. The terms “supplement” and “amendment” or “supplemented” and “amended” as used herein with respect to the Prospectus shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Prospectus and prior to the termination of the Exchange Offer by the Company with the Commission pursuant to the Exchange Act and the Rules and Regulations of the Commission thereunder.

4. Use of the Prospectus and Registration Statement. The Company

authorizes the Placement Agent to use the Prospectus in connection with the New Money Offering for such period of time as any such materials are required by law to be delivered in connection therewith.

5. Withdrawal. In the event that the Company: (i) uses or permits the use of, or files with the Commission or any other Agency, a registration statement, prospectus or related document, or any amendment or supplement to the Registration Statement or the Prospectus, and such document (a) has not been submitted to you previously for your and your counsel’s comments or (b) has been so submitted, and you or your counsel have made comments which have not been reflected in a manner reasonably satisfactory to you or your counsel, or (ii) breaches, in any material respect, any of its representations, warranties, agreements or covenants herein, or (iii) amends or revises the New Money Offering in a manner not reasonably acceptable to you, then you shall be entitled to withdraw as Placement Agent in connection with the New Money Offering without any liability or penalty to you and without loss of any right to indemnification or contribution provided in Section 11 or to the payment of all fees and expenses payable under Sections 6 and 7 below which have accrued to the date of such withdrawal (it being agreed that in the event of any such withdrawal, for the purpose of determining the fees payable to you pursuant to Section 6, the aggregate principal amount of Existing Notes tendered pursuant to the New Money Offering as of the close of business on the date of such withdrawal that are thereafter acquired by the Company or its subsidiary or affiliates pursuant to the New Money Offering or otherwise shall be deemed to have been acquired as of the date of such withdrawal).

6. Fees. The total fee due and payable by the Company on the date the New Money Offering is consummated will be determined in accordance with the fee schedule set forth below with regard to Plus Cash Notes sold in the New Money Offering.

(a)    3.50% of the aggregate principal amount of Plus Cash Notes sold in the New Money Offering up to $20,000,000 in aggregate principal amount; plus

(b)    4.00% of the aggregate principal amount of Plus Cash Notes sold in the New Money Offering in excess of $20,000,000 and up to $25,000,000 in aggregate principal amount.

The maximum cumulative fee payable by the Company pursuant to this Section 6 to you in connection with the New Money Offering is $900,000.

7. Expenses. The Company agrees that it will pay the costs and expenses incident to the performance of its obligations hereunder whether or not any Plus Cash Notes are offered or sold pursuant to the New Money Offering, including, without limitation (i) all costs and expenses incurred by dealers and brokers (including yourself), commercial banks, trust companies and nominees for their customary mailing and handling expenses incurred in forwarding the Prospectus to their customers, (ii) the filing fees and expenses, if any, incurred with respect to any filing with The Nasdaq National Market (“Nasdaq”), (iii) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. (the “NASD”), of the terms of the New Money Offering, (iv) all costs and expenses incident to the preparation, issuance, execution and delivery of the Plus Cash Notes, (v) all costs and expenses incident to the preparation, printing and filing under the Securities Act of the

Registration Statement and the Prospectus (including, without limitation, in each case all exhibits, amendments and supplements thereto), (vi) all costs and expenses incident to the qualification of the Plus Cash Notes under state securities laws in accordance with the provisions of Section 9(c) hereof, the filing fees incident to any necessary filings under state securities laws and all costs and expenses in connection with the preparation of the Blue Sky Survey and any supplement thereto (including, without limitation, the costs and expenses incurred with the printing of the Blue Sky Survey and any supplement thereto), (vii) all costs and expenses incurred in connection with the printing (including word processing and duplication costs) and delivery of the Prospectus and Registration Statement including, without limitation, mailing and shipping, (viii) all advertising expenses related to the New Money Offering and the fees and expenses of the Exchange Agent and the Information Agent, (ix) all fees and expenses incurred in marketing the New Money Offering, including but not limited to road show presentations, if any, and (x) the fees and disbursements of Pepper Hamilton, LLP, counsel to the Company, and KPMG LLP, auditors to the Company. In addition, the Company agrees to reimburse the reasonable out-of-pocket expenses of the Placement Agent in connection with the New Money Offering, including, without limitation, reasonable legal fees and expenses of your counsel in connection with the New Money Offering; provided, that, subject to Section 11 hereof, the Company’s obligations under this Agreement and the Dealer Manager Agreement, dated as of [•], between you and the Company (the “Dealer Manager Agreement”), to reimburse you for your out-of-pocket expenses, including without limitation, legal fees and expenses, shall not exceed $150,000 in the aggregate.

8. Representations, Warranties and Agreements of the Company. The Company represents and warrants to you, and agrees with you, that:

(a) The Registration Statement, including the Prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act and the Rules and Regulations thereunder and has been filed with the Commission; such amendments to such Registration Statement and Prospectus and such abbreviated registration statements pursuant to Rule 462(b) of the Rules and Regulations as may have been required prior to the date hereof have been similarly prepared and filed with the Commission; and the Company will file such additional amendments to such Registration Statement and Prospectus and such abbreviated registration statements as may hereafter be required. Copies of such Registration Statement and Prospectus, including all amendments thereto and all documents incorporated by reference therein, and of any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations have been or, if filed after the Commencement Date, will be, delivered or made available to you and your counsel.

(b) The Registration Statement, including the Prospectus, has been filed as of the Commencement Date and will become effective not later than the Expiration Date; and the Commission has not issued any order refusing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Prospectus or instituted proceedings for that purpose. The Registration Statement and the Prospectus, comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the Exchange Act, and the applicable Rules and Regulations of the Commission thereunder. The Registration Statement, when it becomes effective, will not contain and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor the Registration Statement contain, and, as amended or supplemented, if applicable, will contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties contained in this subparagraph (b) shall apply to information contained in or omitted from the Registration Statement or Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information relating to you furnished to the Company by you specifically for use in the preparation thereof.

(c) The Incorporated Documents previously filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the Rules and Regulations of the Commission thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such further amendment will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) Subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiary, considered as one entity, or any change which would adversely affect the power and ability of the Company to perform its obligations under this Agreement, the Dealer Manager Agreement, the Indenture, or the Plus Cash Notes (any such change or effect, where the context so requires, is called a “Material Adverse Change” or a “Material Adverse Effect”); (ii) the Company and its subsidiary, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business which has not been disclosed to the Placement Agent or which, under the Securities Act or the Exchange Act and their respective Rules and Regulations would be required to be disclosed in the Registration Statement or Prospectus; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company, by its subsidiary on any class of capital stock or no repurchase or redemption by the Company or its subsidiary of any class of capital stock.

(e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus; the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

(f) The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiary listed in Exhibit 21 to the Company’s annual report on Form 10-K for the year ended December 31, 2003 as filed on March 19, 2004 (the “Annual Report”).

(g) The Company’s subsidiary, VCO, Incorporated, has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it was organized; has the corporate power to own, lease and operate its properties and conduct its business as described in the Prospectus; is qualified to do business as a foreign corporation and is in good standing in each jurisdiction, if any, in which the ownership and leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

(h) All of the issued and outstanding shares of capital stock of the Company’s subsidiary, VCO, Incorporated, have been duly authorized and validly issued and are fully paid and nonassessable, and except as disclosed in the Registration Statement and Prospectus, are owned by the Company directly (except for directors’ qualifying shares), free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest.

(i) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(j) The Company has full legal right, power and authority to enter into and perform its obligations under this Agreement, the Dealer Manager Agreement, the Indenture and the Plus Cash Notes and to consummate the New Money Offering. The New Money Offering has been duly and validly authorized by all necessary corporate action by the Company and, except for the authorization of the final terms of the Plus Cash Notes by the Notes Committee of the Company’s Board of Directors, no other corporate proceedings by the Company are necessary to authorize such actions. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement on the part of the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether enforceability is considered in a proceeding of law or in equity). The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement, the issuance and delivery by the Company of the Plus Cash Notes pursuant to the New Money Offering, the consummation of the New Money Offering, and the fulfillment of the terms hereof and thereof, do not and will not result in a breach or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiary pursuant to, (i) the charter or by-laws of the Company or its subsidiary, or (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or its subsidiary is a party or is bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiary or any of its or their properties; except where any breach, violation, or default described in (i), (ii) or (iii) would not singly or in the aggregate have a Material Adverse Effect. No consent, approval, authorization, filing with or order of any court, or governmental agency or regulatory body, is required in connection with the transactions contemplated by this Agreement, the Dealer Manager Agreement, the Indenture, the New Money Offering, the issuance and delivery of the Plus Cash Notes pursuant to the New Money Offering, and the consummation by the Company or its subsidiary of the transactions contemplated herein, except such as may be required under the Securities Act, the Exchange Act, the TIA or under state or other securities, or Blue Sky laws, all of which requirements have been satisfied other than as contemplated by such agreements or except where such requirement would not have a Material Adverse Effect on the execution and delivery of this Agreement, the Dealer Manager Agreement, the Indenture, the issuance of the Plus Cash Notes or the consummation of the transactions contemplated herein.

(k) Except as disclosed in the Prospectus, there is not any action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator against the Company or its subsidiary or its or their property that is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a Material Adverse Effect on the consummation of the New Money Offering and the transactions contemplated hereby that has not been accurately described in all material respects in the Registration Statement or the Prospectus, or (ii) could reasonably be expected to result in a Material Adverse Change.

(l) To the best of the Company’s knowledge, after due inquiry, the Company is not in violation of any domestic or foreign law, ordinance, administrative or governmental rule or regulation (including without limitation, those of the United States Food and Drug Administration (the “FDA”) and the United States Patent and Trademark Office and any corresponding foreign agencies) or court decree to which it is expressly bound, is not in violation of any term or condition of, and has not failed to obtain, any license, claim, permit, franchise or other administrative or governmental authorization necessary, whether domestic or foreign, from any regulatory body or administrative agency or other governmental body having jurisdiction over it (including without limitation, the FDA and any corresponding foreign agencies) to the ownership or lease of its properties and assets or to the conduct of its business as it is presently conducted, which violation, or failure to obtain would, individually or in the aggregate, have a Material Adverse Effect, or which might, if determined adversely to the Company, materially and adversely affect the execution, delivery or performance by the Company of this Agreement. All licenses, claims, permits, franchises or other administrative or governmental authorizations which are held by the Company are, and on the Closing Date (as defined below) will be, valid and subsisting and in good standing except where the failure to be so valid, subsisting and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(m) There are no agreements, contracts, leases or documents of the Company or its subsidiary of a character required to be described or referred to in the Registration Statement or the Prospectus or any Incorporated Document or to be filed as an exhibit to the Registration Statement by the Securities Act or the Rules and Regulations thereunder or by the Exchange Act or the Rules and Regulations of the Commission thereunder which have not been accurately described in all material respects in the Registration Statement or Prospectus or any Incorporated Document or filed as exhibits to the Registration Statement or any Incorporated Document.

(n) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or its subsidiary other than those described in the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. The authorized and outstanding capital stock of the Company is as set forth in the Prospectus under the caption “Capitalization” and conforms in all material respects to the statements relating thereto contained in the Registration Statement and the Prospectus and any Incorporated Document (and such statements correctly state the substance of the instruments defining the capitalization of the Company); a sufficient number of Shares to be issuable pursuant to the terms of the Plus Cash Notes have been duly authorized for issuance and delivery and, when issued and delivered by the Company in accordance with the terms of the Plus Cash Notes will be duly authorized and validly issued and fully paid and nonassessable, and will be free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest; and no preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders exists with respect to any of the Shares issuable pursuant to the terms of the Plus Cash Notes to be issued in the Exchange Offer or the issuance thereof other than those that have been expressly waived prior to the date hereof and those that will automatically expire upon and will not apply to the consummation of the transactions contemplated on or before the Closing Date. No further approval or authorization of any shareholder, the Board of Directors of the Company (except for the authorization of final terms of the Plus Cash Notes by the Notes Committee of the Company’s Board of Directors) or others is required for the issuance or transfer of the Shares issuable pursuant to the terms of the Plus Cash Notes and except as may be required under the Securities Act, the Exchange Act or under state or other securities or Blue Sky laws.

(o) The Indenture has been or will be duly authorized by the Company, has been filed as of the Commencement Date, will be qualified under the TIA not later than the Expiration Date, and assuming due authorization, execution and delivery of the Indenture by the Trustee, when executed and delivered by the Company, will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

(p) The Plus Cash Notes to be issued pursuant to the New Money Offering have been authorized, and assuming due authorization, execution and delivery of the Indenture by the Trustee, when executed and authenticated in accordance with the provisions of the Indenture and delivered in accordance with the terms of the New Money Offering, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforcement thereof may be limited by the (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The Plus Cash Notes will conform in all material respects to the description thereof contained in the Registration Statement and Prospectus.

(q) The consolidated financial statements (including the related notes) included or incorporated by reference in the Registration Statement and the Prospectus (and any amendments or supplements thereto) present fairly in all material respects the consolidated financial position of the Company and its subsidiary as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied in the United States on a consistent basis throughout the periods indicated except as may otherwise be stated therein. The financial data set forth in the Prospectus under the captions “Selected Consolidated Financial Data” and “Capitalization” fairly present the information set forth therein on a basis consistent with that of the financial statements presented therein. The interim consolidated financial statements (including the related notes) included or incorporated by reference in the Registration Statement and the Prospectus (and any amendments and supplements thereto) have been prepared on a basis consistent with the audited consolidated financial statements, except as otherwise stated therein, and include all adjustments necessary to present fairly the financial information therein. No financial statements or schedules, other than the consolidated financial statements or schedules that are included in the Registration Statement and the Prospectus (and any amendments or supplements thereto), are required to be included therein.

(r) The Company and its subsidiary maintain a system of accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(s) KPMG LLP, who have expressed their opinion with respect to the audited financial statements (which term as used in this Agreement includes the related notes thereto) that are included in the Prospectus, are independent public or certified public accountants with respect to the Company within the meaning of the Securities Act and the applicable Rules and Regulations thereunder.

(t) The Company and its subsidiary has good and marketable title to all the properties and assets reflected as owned in the financial statements included in the Prospectus, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary or disclosed in the Prospectus. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(u) The Company and its subsidiary have filed all necessary federal, state and foreign income and franchise tax returns or appropriate extensions therefor and have paid all taxes shown thereon as due and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the applicable financial statements included in the Prospectus in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or its subsidiary has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company that could result in a Material Adverse Change.

(v) Each of the Company and its subsidiary owns or possesses adequate rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights which are necessary to conduct its respective business as described in the Prospectus. The patents, patent rights, trademarks, service marks, trade names or copyrights described in the Prospectus have been maintained except those for which a lapse would not result in a Material Adverse Change that is not otherwise disclosed in the Prospectus; the Company has no knowledge of, any infringement of or conflict with asserted rights by the Company against others with respect to any of the Company’s valid patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights that is not disclosed in the Prospectus which would, singly or in the aggregate, have a Material Adverse Effect; and the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any valid patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect that is not described in the Prospectus. The Company and its subsidiary do not in the conduct of their businesses infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company or any of its subsidiary, which such infringement or conflict is reasonably likely to result in a Material Adverse Change that is not described in the Prospectus. A true and complete list of patents owned or licensed by the Company has been provided to the Placement Agent.

(w) Except as disclosed in the Registration Statement and Prospectus, the Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is quoted on Nasdaq, the Company has taken no action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, and the Company has not received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing.

(x) The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “1940 Act”). The Company is not, and, as a consequence of the New Money Offering and application of the proceeds therefrom as described in the Prospectus, will not be, required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the 1940 Act and will, until the completion of the New Money Offering and the application of the proceeds therefrom as described in the Prospectus, conduct its business in a manner so that it will not become subject to the 1940 Act and the Rules and Regulations promulgated thereunder.

(y) The Company has not taken, directly or indirectly, any action resulting in a violation of Rule 102 of Regulation M promulgated under the Exchange Act or designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the distribution of the Plus Cash Notes.

(z) Except as otherwise disclosed in the Prospectus, (i) the Company is in compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of public health or the environment (“Environmental Laws”) which are applicable to its business, except where the failure to comply would not result in a Material Adverse Change, (ii) the Company has received no notice from any governmental authority or third party of an asserted claim under

Environmental Laws, and (iii) no property which is owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law.

(aa) No labor dispute with the employees of the Company or its subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of the Company or its subsidiary’s principal suppliers, manufacturers, customers, contractors or collaborators, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(bb) Each of the Company and its subsidiary are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their respective businesses, including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiary against theft, damage, destruction and acts of vandalism, general liability and Directors and Officers liability. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(cc) To the best knowledge of the Company, the present fair saleable value of the assets of the Company exceeds, and, upon the issuance of the securities and the application of the proceeds thereof as contemplated by the Prospectus, will exceed, the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company as they become absolute and matured; the assets of the Company do not, and, upon the issuance of the securities and the application of the proceeds thereof as contemplated by the Prospectus, will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted, including the capital needs of the Company, taking into account the projected capital requirements and capital availability of the Company; the Company does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

(dd) Neither the Company nor its subsidiary nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made, in the last five years, any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law.

(ee) Each “employee benefit plan” (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”) established or maintained by the Company, a subsidiary or their ERISA Affiliates (as defined below) (collectively the “Plans”) is in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. Neither the Company, a subsidiary nor any ERISA Affiliate has ever contributed to, contributes to, been required to contribute to or has any liability with respect to any employee benefit plan subject to Title IV or ERISA, section 412 of the Code or section 302 of ERISA. Each of the Plans established or maintained by the Company, a subsidiary or any of their ERISA Affiliates that is intended to be qualified under section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. Neither the Company, a subsidiary nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under section 4975 or 4980B of the Code. There are no actions, suits or claims pending, threatened or to the Company’s knowledge, anticipated (other than routine claims for benefits) against any of the Plans, their assets or their fiduciaries.

(ff) There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Registration Statement which have not been described as required.

(gg) There are no documentary stamp or other issuance or transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement, the Dealer Manager Agreement or the Indenture or the issuance and sale by the Company of the Plus Cash Notes. The Company has not paid or agreed to pay any person any compensation for soliciting another to purchase any Plus Cash Notes (except as contemplated by this Agreement).

(hh) All written communications made during the period from the first public announcement and to the earlier of either the termination date or the closing date of the Exchange Offer, have been or will be filed with the Commission in accordance with the Exchange Act and the Rules and Regulations thereunder, including Rule 13e-4 under the Exchange Act.

(ii) Except as disclosed in the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

(jj) Each of the collaboration or strategic alliance agreements, including without limitation, license agreements, described in the Prospectus (collectively, the “Strategic Agreements”) is in full force and effect and constitutes a valid and binding agreement between the parties thereto, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether enforceability is considered in a proceeding at law or in equity), and with respect to the Company’s obligations or, to the knowledge of the Company, any obligations of any other party to the Strategic Agreements, there has not occurred any default under any such Strategic Agreements or any event that with the giving of notice or lapse of time would constitute a default thereunder, except for such defaults or events that would not, individually or in the aggregate, have a Material Adverse Effect.

(kk) Statements set forth in the Annual Report, the Prospectus and the Registration Statement, insofar as they purport to describe provisions of the Company’s strategic agreements and provisions of laws and regulations relating to government regulation and intellectual property, are accurate descriptions or summaries in all material respects.

9. Further Agreements of the Company. The Company agrees with you that:

(a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof to become effective as soon as possible. If not yet effective at the time and date that this Agreement is executed and delivered by the parties hereto, the Company will use its best efforts to cause any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations as may be required subsequent to the date the Registration Statement is declared effective to become effective as promptly as possible; the Company will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement, any subsequent amendment to the Registration Statement or any abbreviated registration statement has become effective or any supplement to the Prospectus has been filed; if for any reason the filing of the final form of Prospectus is required under Rule 424(b) of the Rules and Regulations, the Company will provide evidence satisfactory to you that the Prospectus contains such information and has been filed with the Commission within the time period prescribed; the Company will notify you promptly of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information relating to the New Money Offering; promptly upon your request, the Company will prepare and file with the Commission any amendments or supplements to the Registration Statement or the Prospectus which, in the opinion of your counsel, may be necessary or advisable in connection with the New Money Offering; the Company will promptly prepare and file with the Commission, and promptly notify you of the filing of, any amendments or supplements to the Registration Statement or Prospectus which may be necessary to correct any statements or omissions, if, at any time when a Prospectus relating to the New Money Offering is required to be delivered under the Securities Act and the Exchange Act, any event shall have occurred as a result of which the Prospectus or any other prospectus relating to the New Money Offering as then in effect would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company will file no amendment or supplement to the Registration Statement or the Prospectus or the Incorporated Documents or, prior to the end of the period of time in which the Prospectus relating to the New Money Offering is required to be delivered under the Securities Act and the Exchange Act, file any document which upon filing becomes an Incorporated Document, which shall not previously have been submitted to you a reasonable time prior to the proposed filing thereof and will give reasonable consideration to your or your counsel’s comments, if any, thereon, subject, however, in all cases to compliance with the Securities Act and the Rules and Regulations, the Exchange Act and the Rules and Regulations of the Commission thereunder and the provisions of this Agreement. Notwithstanding anything herein to the contrary set forth in this Agreement, the Company reserves the right to terminate the New Money Offering or amend or modify the terms or conditions of the New Money Offering in its sole and absolute discretion, other than the condition that the Registration Statement be declared effective or any term or condition required by law, subject to the Company’s obligations under Sections 6, 7 and 11 of this Agreement and in the event that you withdraw pursuant to Section 5 as a result of any such termination, amendment or modification.

(b) The Company will advise you, promptly after it shall receive notice or obtain knowledge, of the issuance of any order by the Commission refusing or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its best efforts to prevent the issuance of any refusal or stop order or to obtain its withdrawal at the earliest possible moment if such refusal or stop order should be issued.

(c) The Company will use its best efforts to qualify or obtain an exemption for the Plus Cash Notes issuable pursuant to the New Money Offering under the securities laws of such jurisdictions as you may designate and to continue such qualifications in effect or exemptions, as applicable, for so long as may be required for purposes of the New Money Offering, except that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process or subject itself to taxation in any jurisdiction in which it is not otherwise required to be so qualified or to so execute a general consent to service of process or subject to taxation. In each jurisdiction in which the Plus Cash Notes shall have been qualified or exempted as above provided, the Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction.

(d) The Company will use its best efforts to have the shares of Common Stock underlying the Plus Cash Notes accepted for quotation on Nasdaq.

(e) The Company will make generally available to its security holders and to the Placement Agent by filing with the Commission as soon as is practicable, an earnings statement covering a twelve-month period beginning not later than the first day of the Company’s next fiscal quarter following the effective date of the Registration Statement that satisfies the provisions of Section 11(a) of the Securities Act and the Rules and Regulations of the Commission thereunder.

(f) Without limiting Sections 5, 7 and 13 of this Agreement, if the transactions contemplated hereby are not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed hereunder or to fulfill any condition of your obligations hereunder, the Company will reimburse you for all out-of-pocket expenses (including reasonable fees and reasonable disbursements of your counsel) incurred by you in connection with the New Money Offering.

(g) During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Placement Agent, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any options or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Shares or any securities convertible into or exercisable or exchangeable for Shares or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Plus Cash Notes to be sold hereunder, (B) any Shares issued or options to purchase Shares granted pursuant to existing stock-ownership plans of the Company referred to in the Prospectus, (C) any Shares issued in connection with the rights described in the Prospectus, (D) any Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan, (E) Shares issuable upon the conversion of any of the Company’s outstanding Existing Notes, (F) issuances of Shares (and agreements to provide such Shares) as full or partial consideration in connection with the Company’s acquisition of any entity or of any rights to any product candidate or in connection with the First Amended and Restated Collaboration and License Agreement dated June 26, 2003 between the Company and Wyeth or (G) any Shares issuable upon the conversion of any of the Plus Cash Notes.

10. Conditions of Placement Agent’s Obligations. Your obligations as provided herein shall be subject at all times on and prior to the Closing Date to the accuracy of the representations and warranties of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Registration Statement shall have been filed and no stop order refusing the effectiveness thereof shall have been issued and the Registration Statement shall become effective as promptly as possible but in no event later than the Closing Date and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for either purpose shall have been initiated or, to the knowledge of the Company or you, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement, the Prospectus, any Incorporated Document or otherwise) shall have been complied with to the reasonable satisfaction of your counsel.

(b) After execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred from the respective dates as of which information is given in the Prospectus (exclusive of any amendment or supplement thereto) (i) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company whether or not arising in the ordinary course of business, or (ii) any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, which, in each case the effect of which is such as to make it, in the judgment of the Placement Agent, impracticable or inadvisable to market the Plus Cash Notes or to enforce contracts for the exchange and/or sale of the Plus Cash Notes, or (iii) any trading suspension or material limitation in trading instituted by the Commission or Nasdaq, or generally, any trading suspension or material limitation in trading on the American Stock Exchange or the New York Stock Exchange or on Nasdaq, or the fixing of minimum or maximum prices for trading, or the establishment of required maximum ranges for prices by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or the occurrence of a material disruption in commercial banking or securities settlement or clearance services in the United States, or (iv) the declaration of a banking moratorium by either Federal or New York authorities.

(c) All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement, the Prospectus, and the registration, authorization, issue, and delivery of the Plus Cash Notes issuable in accordance with the New Money Offering, shall have been completed in a manner reasonably satisfactory to your counsel.

(d) You shall have received the opinion of Pepper Hamilton, LLP, counsel for the Company, dated the Closing Date addressed to you, substantially to the effect set forth in Exhibit B-1 hereto.

(e) You shall have received the opinion of Dann Dorfman Herrell and Skillman, patent counsel for the Company, dated the Closing Date addressed to you, substantially to the effect set forth in Exhibit B-2 hereto.

Counsel rendering the foregoing opinions in (d) and (e) may rely as to questions of law not involving the laws of the United States of America and the State of Delaware, upon opinions of local counsel, and as to questions of fact upon representations or certifications of officers of the Company, and of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to you, as Placement Agent, and to your counsel.

(f) You shall have received on the Closing Date an opinion of Shearman & Sterling LLP, in form and substance satisfactory to you, with respect to the sufficiency of all such corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby as you may reasonably require, and the Company shall have furnished to such counsel such documents as they may have reasonably requested for the purpose of enabling them to pass upon such matters.

(g) At the time of the execution of this Agreement, you shall have received from KPMG LLP, a letter dated such date, in form and substance satisfactory to you containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information for the fiscal years 2001, 2002 and 2003 contained in the Prospectus.

(h) You shall have received by or on the effective date of the Registration Statement, a bring-down comfort letter, dated as of the effective date (or one business day prior thereto) as the case may be, from KPMG LLP addressed to you which shall reaffirm the statements made in the letter referenced in (g) above.

(i) You shall have received by or on the Closing Date, a bring-down comfort letter dated as of the Closing Date (or one business day prior thereto) as the case may be, from KPMG LLP addressed to you, which shall reaffirm the statements made in the letters referenced in (g) and (h) above.

(j) You shall have received a certificate of the Company, dated as of the Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying on behalf of the Company that, and you shall be satisfied that:

(i) the representations and warranties of the Company in this Agreement are true and correct in all material respects, as if made on and as of the Closing Date or such other date as of which any representation speaks, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date, as the case may be;

(ii) no stop order refusing or suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

(iii) when the Registration Statement became effective and at all times subsequent thereto up to the date of such certificate, the Registration Statement and the Prospectus, and any amendments or supplements thereto and the Incorporated Documents, contained all material information required to be included therein by the Securities Act and the Rules and Regulations thereunder or the Exchange Act and the applicable Rules and Regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act and the Rules and Regulations thereunder or the Exchange Act and the applicable Rules and Regulations of the Commission thereunder, as the case may be; the Registration Statement, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth; and

(iv) subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and up to the date of such certificate, and except as disclosed therein, there has not been (a) any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiary considered as one enterprise, (b) any transaction that is material to the Company and its subsidiary considered as one enterprise, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and its subsidiary considered as one enterprise, incurred by the Company or its subsidiary, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness of the Company that is material to the Company and its subsidiary considered as one enterprise, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (f) any loss or damage (whether or not insured) to the property of the Company or its subsidiary which has been sustained or will have been sustained and which has a Material Adverse Effect or a Material Adverse Effect on the ability of the Company to perform its obligations under the New Money Offering or consummate the New Money Offering.

(k) The Company shall have furnished to you such further certificates and documents as you shall reasonably request (including certificates of officers of the Company) as to the accuracy of the representations and warranties of the Company herein, as to the performance of the Company of its obligations hereunder and as to the other conditions concurrent and precedent to your obligations hereunder.

(l) You shall have received lock-up letters, dated the date of this Agreement, substantially in the form set forth in Exhibit A hereto, from each of the executive officers and directors of the Company set forth in Schedule A hereto.

(m) You shall have received on the Closing Date, all fees payable to you in cash pursuant to Section 6 hereof.

(n) The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the terms and arrangements in connection with the offering of the Plus Cash Notes.

All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to your counsel. The Company will furnish you with such number of conformed copies of such opinions, certificates, letters and documents as you shall reasonably request.

11. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold you harmless against any losses, claims, damages or liabilities, joint or several, to which you may become subject under the Securities Act, the Exchange Act or otherwise, specifically including, but not limited to, losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon (i) any breach of any representation, warranty, agreement or covenant of the Company herein contained; (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any amendments or supplements thereto, including any Incorporated Document, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any Prospectus or any amendment or supplement thereto, including any Incorporated Document, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse you for any legal or other expenses reasonably incurred by you in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, or Prospectus, or any amendment or supplement thereto, made in reliance upon, and in conformity with, written information furnished to the Company by you, expressly for use in the Registration Statement, the Prospectus or any amendment or supplement thereto or in the preparation thereof.

The indemnity agreement in this Section 11(a) shall extend upon the same terms and conditions to, and shall inure to the benefit of, you and your affiliates and the partners, directors, officers, employees and agents of you and your affiliates, and each person or entity, if any, who controls or is under common control with, you within the meaning of the Securities Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities, which the Company may otherwise have.

(b) You agree to indemnify and hold harmless the Company against any losses, claims, damages or liabilities, joint or several, to which the Company may become subject under the Securities Act, the Exchange Act or otherwise, specifically including, but not limited to, losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon (i) any breach of any representation, warranty, agreement or covenant of yours herein contained, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any amendments or supplements thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement and the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of subparagraphs (ii) and (iii) of this Section 11(b) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon, and in conformity with, written information furnished to the Company by you specifically for use in the

Registration Statement, or any amendment or supplement thereto or in the preparation thereof, and you agree to reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage,liability or action.

The indemnity agreement in this Section 11(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each officer of the Company who signed the Registration Statement and each director of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities which you may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 11, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve such indemnifying party from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 11 or to the extent the indemnifying party is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Company in the case of Section 11(a) and Piper Jaffray & Co. in the case of Section 11(b)), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of such action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) The indemnifying party under this Section 11 shall not be liable for any settlement of any proceeding effected without its written consent, unless the indemnifying party shall have approved the terms of settlement, provided that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) In order to provide for just and equitable contribution in any action in which a claim for indemnification is made pursuant to this Section 11 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 11 provides for indemnification in such case, all the parties hereto shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that you are responsible for the portion represented by the percentage that the maximum Placement Agent’s fee payable to the Placement Agent pursuant to Section 6 hereof bears to the value of the maximum amount of Plus Cash Notes issuable pursuant to the New Money Offering, and the Company is responsible for the remaining portion, provided, however, that (i) you shall not be required to contribute any amount in excess of the amount by which the fee paid to you pursuant to Section 6 hereof exceeds the amount of damages which you have been otherwise required to pay and (ii) no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The contribution agreement in this Section 11(d) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls you or the Company within the meaning of the Securities Act or the Exchange Act and each officer of the Company who signed the Registration Statement and each director of the Company.

12. Representations, Warranties, Covenants and Agreements to Survive Delivery. All representations, warranties, covenants and agreements of the Company and you herein or in certificates delivered pursuant hereto, and the indemnity and contribution agreements contained in Section 11 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you or any person controlling you within the meaning of the Securities Act or the Exchange Act, or by or on behalf of the Company or any of its officers, directors or controlling persons within the meaning of the Securities Act or the Exchange Act, and shall survive the completion of the New Money Offering or termination of this Agreement.

13. Termination.

(a) This Agreement shall terminate upon the earliest to occur of (i) thirty days after the Expiration Date, (ii) any of the conditions specified in Section 10 has not been fulfilled as of any date such condition is required to be fulfilled pursuant to Section 10 (and the Placement Agent shall have notified the Company thereof), (iii) the date on which the Company terminates or withdraws the New Money Offering for any reason, or (iv) any modification to the terms and conditions of the New Money Offering (other than any condition required by law) in the Company’s sole and absolute discretion that results in the Placement Agent withdrawing pursuant to Section 5 hereof, (the earliest to occur of clauses (i), (ii), (iii) or (iv) being referred to as the “Termination Date”).

(b) Notwithstanding termination of this Agreement pursuant to subsection (a) above, the obligations of the parties pursuant to Sections 6, 7 and 11 shall survive any termination of this Agreement.

If you elect to terminate this Agreement as provided in this Section 13, you shall promptly notify the Company by telephone, telecopy or telegram, in each case confirmed by letter.

14. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to you shall be mailed, delivered, or telecopied (and confirmed by letter) to you c/o Piper Jaffray & Co., 800 Nicollet Mall, Suite 800, Minneapolis, MN 55402-7020 telecopier number (612-303-1772), Attention: General Counsel’s Department; if sent to the Company, such notice shall be mailed, delivered, telegraphed (and confirmed by letter) or telecopied (and confirmed by letter) to ViroPharma Incorporated, 405 Eagleview Boulevard, Exton, PA 19341, Attention: Thomas Doyle, with a copy to Pepper Hamilton, LLP, 400 Berwyn Park, 899 Cassatt Road, Berwyn, PA 19312, Attention: Jeffrey P. Libson.

15. Parties. This Agreement shall inure to the benefit of and be binding upon the Placement Agent and the Company and their respective executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or entity, other than the parties hereto and their respective executors, administrators, successors and assigns, and the controlling persons within the meaning of the Securities Act or the Exchange Act, officers and directors referred to in Section 11 hereof, any legal or equitable right, remedy or claim in respect of this Agreement or any provisions herein contained. This Agreement, and all conditions and provisions hereof, is intended to be and is for the sole and exclusive benefit of the parties hereto and their respective executors, administrators, successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person or entity. No Holder of Plus Cash Notes shall be construed a successor or assign by reason merely of such exchange.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

17. Counterparts. This Agreement may be signed in several counterparts, each of which will constitute an original.

Please indicate your willingness to act as Placement Agent on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this letter, whereupon this letter and your acceptance shall constitute a binding agreement between us.

Very truly yours,

VIROPHARMA INCORPORATED

By:

Name:
Title:

Accepted as of the date first above written:

PIPER JAFFRAY & CO.

By:

Name:	Brendan C. Dyson
Title:	Managing Director

Schedule A

Persons Subject to Lock-Up

Michel de Rosen

Thomas F. Doyle

Vincent J. Milano

William D. Claypool

Paul A. Brooke

Robert J. Glaser

Michael R. Dougherty

Frank Baldino, Jr.

Exhibit A

Form of Lock-Up

Piper Jaffray & Co.

Piper Jaffray Tower

222 South Ninth Street

Minneapolis, MN 55402

            , 2004

Re: ViroPharma Incorporated

Ladies and Gentlemen:

Reference is made to a Registration Statement on Form S-4 and Form S-3 of ViroPharma Incorporated (the “Company”) (as the same may now or hereafter exist or be amended, the “Registration Statement”) pursuant to which it is proposed that $             principal amount of the Company’s 6% Convertible Senior Plus Cash NotesSM due 2009 (the “Notes”) will be exchanged for $             principal amount of the Company’s 6.0% Convertible Notes due 2007 (the “Exchange Offer”), or on such other terms as described in the final prospectus with respect to such offering for which Piper Jaffray & Co. (“Piper Jaffray”) will act as the dealer manager (the “Dealer Manager”) and pursuant to which it is proposed that there will be a public offering of $25,000,000 of the Notes (the “Public Offering”) for which Piper Jaffray will act as the placement agent (the “Placement Agent”). Shares of Common Stock, $0.002 par value per share, of the Company (“Common Stock”) are held by the undersigned.

In order to induce Piper Jaffray, as the Dealer Manager that may participate in the Exchange Offer, and as the Placement Agent that may participate in the Public Offering, to continue its efforts in connection with the Exchange Offer and the Public Offering, the undersigned hereby agrees not to, directly or indirectly, sell, offer to sell, contract to sell, pledge, grant any option for sale or purchase of, agree to sell or otherwise dispose of (collectively “Disposition”), any shares of Common Stock, or any securities convertible into or exercisable for Common Stock (individually and collectively, the “Securities”), beneficially owned by the undersigned now or acquired by the undersigned on or before the effective date of the Registration Statement (the “Effective Date”), or with respect to which the undersigned now has, or on or before the Effective Date acquires, the power of Disposition, for a period commencing on the Effective Date and ending 90 days thereafter (the “Lock-Up Period”), without the prior written consent of Piper Jaffray; provided, however, that the foregoing agreement shall not apply to (i) gifts to family members or charitable contributions of Common Stock or securities convertible into or exercisable for Common Stock made by the undersigned in transfers not involving a public distribution or public offering, if the recipient of such gift or contribution agrees in writing as a condition precedent to such gift or contribution to be bound by the terms hereof, or (ii) transfers of Securities to “affiliates” of the transferor in transfers not involving a public distribution or public offering, if the transferee agrees in writing as a condition precedent to such transfer to be bound by the terms hereof. The term “affiliate” shall have the meaning given such term in Rule 144 under the Securities Act of 1933. The transferor shall notify Piper Jaffray in writing prior to the transfer and shall deliver the above-mentioned agreement on the part of the permitted transferee, in form and substance satisfactory to Piper Jaffray. During the Lock-Up Period, there shall be no further transfer of Common Stock or securities convertible into or exercisable for Common Stock, by either the undersigned or any permitted transferee, except in accordance with this letter agreement.

The foregoing restriction has been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-Up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that included, relates to or derives any significant part of its value from Securities.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement. The undersigned also agrees and consents to the entry of stock transfer instructions with the Company’s transfer agent against the transfer of any shares of Common Stock or securities convertible into or exercisable for Common Stock.

In addition, the undersigned hereby waives any rights with respect to the registration of Securities, including any “piggyback” or demand rights for registration of the Securities under any federal or applicable state securities laws, that the undersigned may be entitled to exercise as a result of or in connection with the filing of the Registration Statement or the Exchange Offer or the Public Offering generally, and further agrees that, without the prior written consent of Piper Jaffray, it will not, during the period commencing on the date hereof and ending 90 days after the Effective Date, make any demand for or exercise any right with respect to, the registration of any Securities.

Whether or not the Exchange Offer or the Public Offering actually occurs depends upon a number of factors, including market conditions. Any Exchange Offer will only be made pursuant to a dealer-manager agreement, the terms of which are subject to negotiation between the Dealer Manager and the Company. Any Public Offering will only be made pursuant to a placement agent agreement or purchase agreement, the terms of which are subject to negotiation between the Placement Agent and the Company.

The undersigned intends to be legally bound hereby.

Very truly yours,

Printed Name of Holder
By:
Signature

Printed Name of Person Signing (and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

Date:

Exhibit B-1

Form of opinion of Pepper Hamilton LLP

to be delivered pursuant to Section 10(d)

(1) (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; (ii) the Company has the corporate power and corporate authority to enter into this Agreement and the Indenture under which the Plus Cash Notes will be issued pursuant to the Exchange Offer and the New Money Offer; and (iii) the execution and delivery by the Company of the Dealer Manager Agreement and the Placement Agreement, the performance by the Company of its obligations thereunder and the issuance and delivery by the Company of the Plus Cash Notes pursuant to the Indenture and consummation by the Company of the Exchange Offer and the New Money Offer have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

(2) The Company is not, and immediately after having given effect to the Exchange Offer and the New Money Offer and upon application of the proceeds therefrom as described in the Registration Statement and Prospectus, will not be, required to be registered as an “investment company” as such term is defined in the 1940 Act.

(3) The Registration Statement has been filed under the Securities Act prior to the Commencement Date and, to our knowledge, no refusal order preventing effectiveness, and after effectiveness, no stop order suspending the effectiveness, of the Registration Statement has been issued by the Commission and, to our knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission;

(4) The Registration Statement and the Prospectus, and each amendment or supplement thereto (other than the financial statements, including supporting schedules, and the financial and statistical data contained or incorporated by reference therein, as to which we express no opinion), as of the effective date of the Registration Statement, complied as to form in all material respects with the requirements of the Securities Act and the applicable Rules and Regulations of the Commission thereunder.

(5) Each of the Incorporated Documents (other than the financial statements, including supporting schedules, and the financial and statistical data contained or incorporated by reference therein, as to which we express no opinion) complied when filed pursuant to the Exchange Act and the applicable Rules and Regulations of the Commission thereunder, as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations of the Commission thereunder and the Exchange Act and the applicable Rules and Regulations of the Commission thereunder.

(6) The information in the Prospectus under the captions “The Exchange Offer,” “Description of Existing Notes,” “Description of Plus Cash Notes” and “Description of Capital Stock,” insofar as such statements purport to constitute summaries of legal matters, legal proceedings or legal conclusions, has been reviewed by us and provides an accurate summary in all material respects of such matters, proceedings or conclusions.

(7) The statements in the Prospectus under the caption “United States Federal Income Tax Considerations,” insofar as such statements purport to constitute a summary of legal matters, legal proceedings or legal conclusions, has been reviewed by us and provides an accurate summary in all material respects of such matters, proceedings or conclusions.

(8) No consent, approval, authorization, permit or order of or qualification with any U.S. or Delaware government or governmental agency or body having jurisdiction over the Company or over any of its properties or operations, is necessary in connection with the consummation by the Company of the transactions contemplated by the Placement Agreement, the issuance and delivery of the Plus Cash Notes pursuant to the New Money Offer and the consummation of the New Money Offer, except such as have been obtained under the Securities Act, the Exchange Act or the TIA or such as may be required under state or other securities or Blue Sky laws or as contemplated by the Placement Agreement.

(9) The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery of the Indenture by the Trustee, constitutes a valid and binding agreement of the Company under the laws of the State of New York enforceable against the Company in accordance with its terms, and the Indenture has been qualified under the TIA.

(10) The Plus Cash Notes issued by the Company in the New Money Offer, when (i) executed and authenticated in accordance with the provisions of the Indenture by the Company, assuming due authorization, execution and delivery of the Indenture and authentication of the Plus Cash Notes by the Trustee in accordance with the provisions of the Indenture, and (ii) delivered by the Company in accordance with the terms of the New Money Offer, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company under the laws of the State of New York enforceable against the Company in accordance with their respective terms.

(11) The Shares issuable by the Company upon conversion of the Plus Cash Notes issued in the Exchange Offer and the New Money Offer have been duly authorized and reserved for issuance by the Company upon conversion of the Plus Cash Notes issued in the Exchange Offer and the New Money Offer and, when issued and delivered by the Company in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable, and will not have been issued in violation of any statutory, contractual or preemptive right, co-sale right, registration right, right of first refusal or other similar right pursuant to the articles of by-laws of the Company or Delaware General Corporation Law; and to our knowledge, the shareholders of the Company have no contractual preemptive rights, co-sale rights, registration rights, rights of first refusal or other similar rights with respect to any of the Shares or applicable to the issuance or sale by the Company of any thereof.

(12) The Company has the corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

(13) The Company is duly qualified to do business as a foreign corporation and is in good standing in the Commonwealth of Pennsylvania, which the Company has informed us are

B-1-2

the only jurisdictions in which it owns or leases real property or otherwise conducts business.

(14) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the title “Capitalization” as of the date stated therein; the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable, and, to our knowledge, have not been issued in violation of any preemptive right, co-sale right, registration right, right of first refusal or other similar right

(15) To our knowledge, there are no legal or governmental proceedings pending or threatened against the Company required to be disclosed in the Registration Statement or the Prospectus by the Securities Act or the Rules and Regulations thereunder or by the Exchange Act or the applicable Rules and Regulations of the Commission thereunder, other than those described therein.

(16) To our knowledge the Company is not presently in material violation of its respective charter or bylaws.

(17) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Placement Agreement, the issuance and delivery by the Company of the Plus Cash Notes pursuant to the New Money Offer and consummation by the Company of the New Money Offer and the fulfillment of the terms hereof and thereof, other than performance of the Company’s indemnification and contribution obligations under the Placement Agreement, as to which we express no opinion, will not (a) result in any violation of the Certificate of Incorporation or By-laws of the Company or (b) to our knowledge, result in a breach or violation of any of the terms and provisions of, or constitute a material default under, any bond, debenture, note or other evidence of indebtedness, or any lease, contract, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument that has been filed as an exhibit to (or incorporated by reference in) the Company’s most recent annual report on Form 10-K for the year ended December 31, 2003, or any applicable statute, rule or regulation of the United States or the Delaware General Corporation Law, or any order, writ or decree known to us of any court, government or governmental agency or body of the United States or the State of Delaware pursuant to the Delaware General Corporation Law having jurisdiction over the Company or its subsidiary, or over any of its or their properties or operations; provided, however, that we express no opinion concerning state securities or Blue Sky laws.

(18) Each of the collaboration or strategic alliance agreements, set forth in Schedule A* (collectively, the “StrategicAgreements”) constitutes a valid and binding agreement between the parties thereto, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether enforceability is considered in a proceeding at law or in equity), and, to our knowledge, there has not occurred any default under any such Strategic Agreements or any event that with the giving of notice or lapse of time would constitute a default thereunder, except for such defaults or events that would not, individually or in the aggregate, have a Material Adverse Effect.

*	Schedule A to list Wyeth, GSIC and Schering agreements

B-1-3

(19) There are no business relationships or related-party transactions known to us involving the Company or VCO, Incorporated or any other person required to be described in the Registration Statement which have not been described as required.

In the course of the preparation of the Registration Statement and the Prospectus, we have participated in conferences with certain officers, employees and other representatives of the Company, KPMG LLP, the Company’s independent public accountants and your representatives and counsel concerning the information contained in the Registration Statement and the Prospectuses. We have not, however, independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus. Based on our participation as described above, nothing has come to our attention that would lead us to believe that the Registration Statement, including any Incorporated Document (except for financial statements, financial statement schedules, and other financial and statistical data contained or incorporated by reference therein, as to which we make no statement), at the time the Registration Statement became effective, contained an untrue statement of a material fact, or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Prospectus (except for financial statements, financial statement schedules, and other financial and statistical data contained or incorporated by reference therein, as to which we make no statement), as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

B-1-4

Exhibit B-2

Form of opinion of intellectual property counsel

to be delivered pursuant to Section 10(e)

[                     ], 2004

Piper Jaffray & Co.

Piper Jaffray Tower

222 South Ninth Street

Minneapolis, MN 55402

Re:	Convertible Note Exchange Offering
of ViroPharma Incorporated

Dear Ladies/Gentlemen:

Our firm represents ViroPharma Incorporated (“ViroPharma” or the “Company”) in intellectual property matters and, in particular, those relating to patents. To date, we have been involved on behalf of ViroPharma in the preparation and prosecution of patent applications on a number of inventions made by ViroPharma employees relating to anti-viral agents, therapeutic uses of such agents and methodology for determining the therapeutic efficacy of candidate agents for the treatment and/or prevention of infection caused by certain RNA viruses and associated disease. We have handled no substantive trademark, service mark, trade name, copyright or trade secret matters on behalf of ViroPharma.

We have been requested by the Company to render certain opinions in connection with a convertible note exchange offering of ViroPharma pursuant to the Dealer Manager Agreement, dated                      (the “Agreement”) between ViroPharma and Piper Jaffray & Co., the latter acting as the exclusive Dealer Manager under the Agreement. Capitalized terms used and not otherwise defined herein are as defined in the Agreement.

We have read each section of the Registration Statement, the Prospectus and the 2003 Annual Report (Form 10-K), under the headings “Business-Patents and Proprietary Technology” and “Risk Factors-Risks Relating to Intellectual Property-We depend on patent and proprietary rights, which may offer only limited protection against potential infringement and if we are unable to protect our patents and proprietary rights, we may lose the right to develop, manufacture, market or sell products and lose sources of revenue” (collectively the “Intellectual Property Portions”). We are familiar with the technology of ViroPharma, to the extent described

Piper Jaffray & Co.

[                     ], 2004

in the patents and patent applications referred to in the Intellectual Property Portions.

In preparing this letter, we have relied upon representations by ViroPharma that ViroPharma has a right of ownership to the inventions described in the patents and patent applications referred to in the Intellectual Property Portions, on the basis that such inventions were made by one or more employee of ViroPharma under an obligation to assign his or her right in the such inventions to ViroPharma.

Our firm has not caused any search to be conducted to determine the validity of any claim in any patent referred to in the Intellectual Property Portions.

For the purposes of our opinions expressed herein, the phrase “to the best of our knowledge and belief”, or words to that effect, means the actual knowledge of the attorneys of our firm who have worked on ViroPharma’s patent matters, or who are primarily responsible for providing a particular opinion expressed herein.

Based on the foregoing, we hereby state that:

(i) To the best of our knowledge and belief, the Intellectual Property Portions, and any descriptions of statutes, legal and governmental proceedings, contracts and other documents relating to the Company’s patents, patent rights, patent applications and inventions contained therein or in this opinion letter, to the extent that they relate to the Company’s business and products, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading.

(ii) The Company has caused to be filed the U.S. patent applications referred to in the Intellectual Property Portions and such applications have been duly and properly filed with the United States Patent and Trademark Office. In addition to the pending United States patent applications referred to in the Intellectual Property Portions, the Company has one other pending patent application describing compounds and methods for treating hepatitis C and related virus diseases. The Company has duly and properly informed and instructed foreign patent attorneys and/or agents to duly and properly file the applications for the foreign patents and the other non-United States patent applications referred to in the Intellectual Property Portions, and to the best of our knowledge and belief said foreign patent attorneys and/or agents have duly and properly filed such applications. Except as disclosed in the Intellectual Property Portions, the Company duly holds, either solely or jointly with a research collaboration partner, the U.S. patents and patent applications referred to in the Intellectual Property Portions, and to the best of our knowledge and belief, the foreign patents and the non-United States patent applications referred to in the Intellectual Property Portions.

(iii) To the best of our knowledge and belief, except as disclosed in the Prospectus, the Company has not received any notice from any other person pertaining to or challenging the validity or enforceability of any patents owned or used by or licensed to the Company.

Piper Jaffray & Co.

[                     ], 2004

(iv) To the best of our knowledge and belief, except as disclosed in the Prospectus, the Company has conducted its business without claim of infringement of any Intellectual Property of others.

(v) To the best of our knowledge and belief, other than pending patent applications, or as otherwise disclosed in the Prospectus, there is not pending or threatened any action, suit or proceeding to which the Company is a party, before or by any court or governmental agency or body, relating to patents or patent rights or patent applications with respect to the Company’s products.

(vi) To the best of our knowledge and belief, the Company has not threatened action or litigation against another party for infringement of Company’s patents or trademarks.

(vii) To the best of our knowledge and belief, the Company has complied with the United States Patent and Trademark Office’s duty of candor and disclosure for each of the Company’s patents.

This opinion letter is being prepared solely for the benefit of and may be relied on only by Piper Jaffray & Co., acting in its capacity as Dealer Manager under the Agreement, and may not be quoted or relied upon, or published or released in any manner, or submitted to other parties, without the prior express written consent of an officer of Dann, Dorfman, Herrell and Skillman.

We call your attention to the fact that members of this firm are licensed to practice law in the Commonwealth of Pennsylvania and before the United States Patent and Trademark Office as registered patent attorneys. Accordingly, we express no opinion with respect to the laws, rules or regulation of any jurisdiction, as pertaining to patent matters, other than the Commonwealth of Pennsylvania and the United States of America. Also, we express no opinion about matters covered in the Registration Statement, Prospectus or 2003 Annual Report (Form 10-K), except as expressly provided above.

The opinions expressed herein are rendered as of the date of this letter and are necessarily limited to the laws in effect and facts known to us as of such date. We assume no responsibility to update this opinion letter or to otherwise supplement it to reflect changes in the law, facts or circumstances which may subsequently come to our attention.

Respectfully,

DANN, DORFMAN, HERRELL AND SKILLMAN

36